Exhibit 10.10
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT
TO WALMART MONEYCARD PROGRAM AGREEMENT

This First Amendment To Walmart MoneyCard Program Agreement (this “Amendment”) by and among Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, Wal-Mart Stores East, L.P., Wal-Mart Stores, Inc., GE Capital Retail Bank (f/k/a GE Money Bank) and Green Dot Corporation, and dated as of May 27, 2010 (the "Agreement"), is entered into as of January 12, 2012, by and among the foregoing parties. Each of the capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Background. The Parties wish to amend and restate Section 7.1 of the Agreement related to the marketing fund in accordance with the terms set forth in this Amendment.

    2. Amendment of Section 7.1 in the Agreement. Section 7.1 is amended and restated as follows in its entirety:

“7.1 Program management; Marketing & Promotion.

(a) Each of Retailer and Green Dot shall contribute [*] percent
([*]%) of the actual Program Revenue for certain Cardholder value propositions each
Program Year (“Marketing Fund”).

(b) In order to promote the Program, Retailer and Green Dot, in its role as program manager, will administer the Marketing Fund, as mutually agreed by Retailer and Green Dot, pursuant to this Section 7.1. Prior to the beginning of each Program Year, Retailer and Green Dot shall meet to plan Marketing Fund expenditures and set forth such expenditures in a written collaborative plan prepared by Retailer and Green Dot no later than January 15th of each Program Year (each such plan, a “Marketing Plan”). Retailer and Green Dot shall use best efforts to use the Marketing Fund in accordance with the Marketing Plan from the Program Year in which they are committed. In the event that Retailer and Green Dot do not agree on the use of the Marketing Fund in any given Program Year during the Term, any unallocated or unused portion of the Marketing Fund shall rollover for use in following Program Years in promoting the Program as set forth in this Section 7.1; provided, however, that upon the termination of this Agreement the cumulative amount of unallocated or unused Marketing Fund shall be payable equally to Retailer and Green Dot. On a monthly basis, the Retailer Program Representative and the Green Dot Program Representative shall adjust the forecast regarding use of the Marketing Fund and amend the Marketing Plan to reflect any changes mutually agreed by Retailer and Green Dot.

* Confidential Treatment Requested.

(c) As part of their program manager functions, Green Dot will administer the Marketing Fund and maintain separate records for such Marketing Fund. Retailer will fund the Marketing Fund each month by having the monthly contribution deducted from its monthly commission payment from the Bank. Green Dot will provide Retailer with monthly reports on Marketing Fund expenditures and Retailer retains full audit rights for the Marketing Fund.

(d) In the event that any portion of Retailer's contribution to the Marketing Fund is [*], Retailer shall [*] and Green Dot shall [*] by [*].

(d) Retailer and Green Dot agree that any shortfall in Marketing Fund funding for certain Cardholder value propositions shall be addressed in a mutually agreed upon manner.

(f) Subject to Section 7.1(b) and Section 15.4(e)(ii), the obligations of Retailer and Green Dot with respect to funding the Marketing Fund shall cease as of the Agreement Termination Date.”

3. Effect of Amendment on Agreement. As amended hereby, the terms of the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

* Confidential Treatment Requested.

IN WITNESS WHEREOF, Bank, Green Dot and Retailer have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

WAL-MART STORES, INC.

By: /s/ Daniel Eckert
Name: Daniel Eckert
Title: Vice President

WAL-MART STORES ARKANSAS, LLC

By: /s/ Daniel Eckert
Name: Daniel Eckert
Title: Vice President

WAL-MART STORES EAST, L.P.

By: /s/ Daniel Eckert
Name: Daniel Eckert
Title: Vice President

WAL-MART STORES TEXAS L.P.

By: /s/ Daniel Eckert
Name: Daniel Eckert
Title: Vice President

WAL-MART LOUISIANA, LLC

By: /s/ Daniel Eckert
Name: Daniel Eckert
Title: Vice President

GE CAPITAL RETAIL BANK

By: /s/ Margaret Keane
Name: Margaret Keane
Title: CEO, GE Capital Retail Bank

GREEN DOT CORPORATION

By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO